SCHEDULE 1


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                        VERMONT FINANCIAL SERVICES CORP.



                                                                                            Position with
                                       Business or                                Vermont Financial Services Corp.
       Name                        Residential Address                            and Present Principal Occupation

Anthony F. Abatiell             176 North Main Street                        Director, Vermont Financial Services Corp.;
                                Rutland, VT 05701                            Chairman of the Board, Vermont National Bank;
                                                                             Partner--Abatiell, Wysolmerski and Valerio

Zane V. Akins                   272 Meetinghouse LN                          Director, Vermont Financial Services Corp.;
                                Brattleboro, VT 05301                        President, Akins and Associates

Charles A. Cairns               Box 2307 - Lake Road                         Director, Vermont Financial Services Corp.;
                                Charlotte, VT 05445                          President, Champlain Oil Co., Inc. and Coco
                                                                             Mart, Inc.

William P. Cody                 491 Elm Street                               Director, Vermont Financial Services Corp.;
                                Montpelier, VT 05602                         General Manager, Cody Chevrolet, Inc.

Allyn W. Coombs                 44 Burrows TPKE                              Director, Vermont Financial Services Corp.;
                                Bernardston, MA 01337                        President and Treasurer, Allyn W. Coombs, Inc.

Beverly G. Davidson             P.O. Box 77                                  Director, Vermont Financial Services Corp.;
                                Bomoseen, VT 05732                           Secretary and Treasurer, RCAS, Inc.

Philip M. Drumheller            172 Harbor Road                              Director, Vermont Financial Services Corp.;
                                Shelburne, VT 05482                          President and Chief Executive Officer, The Lane
                                                                             Press, Inc.

James E. Griffin                81 Lincoln Avenue                            Director, Vermont Financial Services Corp.;
                                Rutland, VT 05701                            President, J.R. Resources, Inc.

John D. Hashagen, Jr.           1013 South Street                            Director, Vermont Financial Services Corp.;
                                Brattleboro, VT 05301                        President and Chief Executive Officer, Vermont
                                                                             Financial Services Corp. and Vermont National
                                                                             Bank

Francis L. Lemay                26 Abbott Street                             Director, Vermont Financial Services Corp.;
                                Greenfield, MA 01301                         President and Chief Executive Officer (Retired),
                                                                             United Bank


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                                                                                            Position with
                                       Business or                                Vermont Financial Services Corp.
       Name                        Residential Address                            and Present Principal Occupation

Richard O. Madden               Vermont National Bank                        Executive Vice President, Treasurer and Secretary,
                                100 Main Street                              Vermont Financial Services Corp.
                                Brattleboro, VT 05301

Kimball E. Mann                 34 North Shore Road                          Director, Vermont Financial Services Corp.;
                                Spofford, NH 03462                           President, J.E. Mann, Inc.

Stephan A. Morse                P.O. Box 218                                 Director, Vermont Financial Services Corp.;
                                Newfane, VT 05345                            President and Chief Executive Officer, The
                                                                             Windham Foundation, Inc.

Roger M. Pike                   90 Edgerton Street                           Director, Vermont Financial Services Corp.;
                                Rutland, VT 05701                            Consultant

Mark W. Richards                R.R.2, Box 1068                              Director, Vermont Financial Services Corp.;
                                Putney, VT 05346                             President, Richards, Gates, Hoffman & Clay

Robert G. Soucy                 Vermont National Bank                        Executive Vice President, Vermont Financial
                                100 Main Street                              Services Corp.
                                Brattleboro, VT 05301
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